June 25, 2007

VIA U.S. MAIL

Freedom Financial Holdings, Inc.
6615 Brotherhood Way, Suite A
Fort Wayne, IN 46825

Re: Surrender of Shares

Dear Board of Directors:

I am a shareholder of Freedom Financial Holdings, Inc., a Maryland corporation (the “Company”). I am the holder of a total of ______________ (_______) shares of common stock of the Company. In January 2007 I was issued _____________shares (the “Anti-Dilution Shares”) pursuant to the anti-dilution provisions of a contract between the Company and Friedland Capital, Inc. and a letter agreement dated January 24, 2007 in which the number of Anti-Dilution Shares to be issued was decided (referred to together as the “Agreement”). I understand that anti-dilution provisions of the Agreement, pursuant to which the Anti-Dilution Shares were issued to me, were validly amended in June 2007. Moreover, I understand that I must surrender ____________________(______) Anti- Dilution Shares. I hereby consent to the surrender of all right, title and interest in the Anti- Dilution Shares. Further, please find enclosed a fully executed stock power separate from certificate for the transfer of the shares.

This agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives, and assigns.

Very truly yours,

By: ___________________________